Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited consolidated pro forma financial statements present the consolidated results of operations and financial condition of Silvercrest Asset Management Group Inc. (“Silvercrest”) assuming that all of the transactions described in the two bullet points below had been completed as of January 1, 2018 with respect to the unaudited pro forma consolidated statement of operations data for the year ended December 31, 2018, and for the six months ended June 30, 2019, and as of June 30, 2019, with respect to the unaudited pro forma consolidated statement of financial condition data as of June 30, 2019. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of Silvercrest.

The pro forma adjustments principally give effect to the following transactions:

•

the acquisition by Silvercrest Asset Management Group LLC (the “Company”), an affiliate of Silvercrest, of substantially all of the assets and the assumption of certain liabilities of Cortina Asset Management, LLC, a Wisconsin limited liability company (“Cortina”) relating to Cortina’s business of providing investment management, investment advisory, and related services (the “Closing”).  At Closing, the Company paid to Cortina an aggregate principal amount of $33,577,395 in cash, and Silvercrest L.P., a Delaware limited partnership and an affiliate of the Company (“SLP”), paid an additional $8,951,938 in the form of issuance and delivery to certain interest holders of Cortina (the “Principals”) of 662,713 Class B Units in SLP. The Asset Purchase Agreement (the “Purchase Agreement”) provides for up to an additional $26,209,243 to be paid 80% in cash with certain Principals receiving the remaining 20% in the form of Class B Units of SLP. in potential earn-out payments over the next four years; and

•

the Seventh Amendment to the credit facility with City National Bank (the “Credit Facility”) whereby, among other things, the delayed draw term loan credit facility was increased by $18 million to $25.5 million, the commitment period for the term loan was extended to July 1, 2024 from June 25, 2023 and the stated maturity date therefor was extended until July 1, 2026.  All other terms of the Credit Facility remain unchanged.  Additionally, the revolving credit facility was increased by $2.5 million to $10 million.  Silvercrest’s cash payments at Closing were funded in part by cash on hand and in part by borrowings under the Credit Facility.

The unaudited consolidated pro forma financial information of Silvercrest should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Consolidated Financial Statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The unaudited consolidated pro forma financial information is included for informational purposes only and does not purport to reflect our results of operations or financial condition that would have occurred had we operated as a combined company during the periods presented. The unaudited consolidated pro forma financial information should not be relied upon as being indicative of our results of operations or financial condition had the transactions contemplated been completed on the dates assumed. The unaudited consolidated pro forma financial information also does not project the results of operations or financial condition for any future period or date.

All dollar amounts in the following unaudited consolidated pro forma financial information are presented in thousands, except for share and per share amounts and except as otherwise indicated.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Silvercrest Asset Management Group Inc.	Cortina Asset Management Group, LLC	Pro Forma	Pro Forma	Silvercrest Asset Management Group Inc. Consolidated
	Historical	Historical	Adjustments (1)	Note	Pro Forma
Revenue
Management and advisory fees	$94,675	$15,673	$(1,405)	(A)	$108,943
Performance fees and allocations	25	—	—		25
Family office services	3,973	—	—		3,973
Total revenue	98,673	15,673	(1,405)		112,941

Expenses
Compensation and benefits	57,938	7,125	(950)	(B)	64,113
General and administrative	19,583	2,001	1,963	(C)	23,547
Total expenses	77,521	9,126	1,013		87,660
Income before other income (expense), net	21,152	6,547	(2,418)		25,281

Other income (expense), net
Other income (expense), net	(15)	—	—		(15)
Interest income	274	2	—		276
Interest expense	(62)	—	(931)	(D)	(993)
Equity income from investments	1,477	—	—		1,477
Total Other income (expense), net	1,674	2	(931)		745
Income before provision for income taxes	22,826	6,549	(3,349)		26,026
Provision for income taxes	5,458	—	146	(E)	5,604
Net income	17,368	6,549	(3,495)		20,422
Less: net income attributable to non-controlling interests	(7,738)	—	1,180	(F)	(6,558)
Net income attributable to Silvercrest	$9,630	$6,549	$(2,315)		$13,864

Net income per share:
Basic	$1.16			(G)	$1.67
Diluted	$1.16			(G)	$1.67

Weighted average shares outstanding:
Basic	8,298,354				8,298,354
Diluted	8,302,768				8,302,768

Pro Forma Notes:

(A)

Includes $180 of revenue related to the Cortina Funds and revenue of $1,225 related to Cortina's New York City operation neither of which were acquired by the Company and were closed in 2019 prior to the acquisition.

(B)

Represents $771 in compensation related to Cortina employees that did not become employees of the Company. In addition, $179 related to Cortina's Equity Appreciation Plan which was not assumed as part of the acquisition.

(C)

Includes $1,433 of amortization of finite-life intangible assets based on the preliminary fair value of $21,500 for acquired customer relationships that are being amortized over a fifteen-year period, $2 for the Escrow Agent fee, a $900 success fee to the Company’s investment banking firm, $18 for the underwriting fee related to the Reps and Warranties insurance coverage, and $13 for reimbursement to Cortina for 50% of Cortina’s audit fees. Also included is the elimination of $355 of Cortina expenses related to Cortina’s funds and $48 related to Cortina's New York City operation which was not acquired by the Company and was closed in 2019 by Cortina prior to the acquisition.

(D)

Represents $26 in deferred financing fees and $905 of interest expense on the incremental debt incurred as a result of the acquisition. The Company entered into the Seventh Amendment to the Credit Facility with City National Bank ("CNB") whereby the delayed draw term loan credit facility was increased by $18,000 to $25,500. Additionally, the revolving credit facility was increased by $2,500 to $10,000. The Base Rate Margin and LIBOR Rate Margin were each decreased by 0.25 percentage points to 0.25 percentage points and 2.75 percentage points, respectively. At Closing, the Company entered into a 30-day LIBOR contract at a rate of 5.1875 percent inclusive of the LIBOR Rate Margin.

(E)	Represents the income tax effects related to the pro forma adjustments. Below are the key components of the pro forma income tax provision adjustment:

Corporate current tax expense adjustment	$60
Corporate deferred tax expense adjustment	209
SLP current tax expense adjustment	(145)
SLP deferred tax expense adjustment	22
$146

Changes to current tax expense are primarily the result of increased profitability and changes to deferred tax expense are primarily the result of differences in the financial statement and tax bases of intangible assets as a result of the Cortina acquisition.

Statutory tax rates were applied, as appropriate, to each pro forma adjustment based on the jurisdiction in which the adjustment is expected to occur. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.  The pro forma adjustments to the income tax provision (benefit) in the unaudited pro forma statement of operations reflect that the deferred tax impacts of the acquisition were recorded at the U.S. corporate tax rate of 21%.

(F)	Represents the portion of the pro forma adjustments that are attributable to the Class B unitholders or non-controlling interests of Silvercrest L.P.

Effect of pro forma adjustments to income before provision for income taxes	$(3,349)
Pro forma Class B units portion of total outstanding shares (1)	38.9%
Pro forma adjustments effect on non-controlling interest income before provision for income taxes	(1,303)
Pro forma non-controlling portion of provision for income taxes	(123)
Pro forma effect on net income attributable to non- controlling interests	$(1,180)

(1)	See Note (K) to the Unaudited Pro Forma Consolidated Statement of Financial Condition as of June 30, 2019.

(G)	The pro forma basic and diluted net income per Class A share is as follows:

	Basic	Diluted
Pro forma net income attributable to Silvercrest	$13,864	$13,864
Weighted average common shares outstanding	8,298,354	8,302,768
Pro forma net income per share	$1.67	$1.67

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF JUNE 30, 2019

	Silvercrest Asset Management Group Inc.	Cortina Asset Management Group, LLC	Pro Forma	Pro Forma	Silvercrest Asset Management Group Inc. Consolidated
	Historical	Historical	Adjustments (1)	Note	Pro Forma
Assets
Cash and cash equivalents	$50,877	$1,282	$(17,563)	(A)	$34,596
Investments	16	—	—		16
Receivables, net	6,790	1,604	—		8,394
Due from Silvercrest Funds	831	20	—		851
Furniture, equipment and leasehold improvements, net	5,498	30	(30)	(B)	5,498
Goodwill	27,352	—	34,131	(C)	61,483
Operating lease assets	35,220	—	202	(D)	35,422
Finance lease assets	157	—	30	(D)	187
Intangibles, net	9,198	—	21,500	(E)	30,698
Deferred tax asset - tax receivable agreement	11,407	—	—		11,407
Prepaid expenses and other assets	3,939	219	3,265	(F)	7,423
Total assets	$151,285	$3,155	$41,535		$195,975
Liabilities and Equity
Accounts payable and accrued expenses	$3,803	$901	$14,790	(G)	$19,494
Accrued compensation	13,568	195	(195)	(H)	13,568
Notes payable	—	—	18,000	(I)	18,000
Operating lease liabilities	41,768	—	195	(D)	41,963
Finance lease liabilities	160	—	30	(D)	190
Deferred tax and other liabilities	9,458	—	—		9,458
Total liabilities	68,757	1,096	32,820		102,673
Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding, as adjusted	—	—	—		—
Class A Common stock, par value $0.01, 50,000,000 shares authorized; and 8,623,720 and 8,518,096 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	86	—	—		86
Class B Common stock, par value $0.01, 25,000,000 shares authorized; and 4,832,839 and 4,934,103issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	47	—	7	(J)	54
Additional paid-in capital	44,188	—	2,756	(F)	46,944
Retained Earnings	13,332	—	(570)	(K)	12,762
Partners' capital	—	2,059	(2,059)	(L)	—
Total Silvercrest Asset Management Group Inc.'s equity	57,653	2,059	134		59,846
Non-controlling interests	24,875	—	8,581	(M)	33,456
Total equity	82,528	2,059	8,715		93,302
Total liabilities and equity	$151,285	$3,155	$41,535		$195,975

Pro Forma Notes:

(A)	The following table summarized the components of the estimated cash consideration:

Cash inflow from financing (1)	$18,000
Cash consideration outflow (2)	(35,808)
Cash consideration credit from Seller (3)	(88)
Closing cash target (4)	739
Cash payment for prepaid expenses (5)	(278)
CNB deferred financing fees (6)	(128)
$(17,563)

(1)	Cash inflow from entering into the Seventh Amendment to the Credit Facility with City National Bank on July 1, 2019.
(2)	Gross closing cash payment to seller.
(3)

Credit to Seller for payments the Company made on behalf of the Seller prior to closing. This credit consists of payment of $2 for the Escrow Agent fee, a $900 success fee to the Company’s investment banking firm, $145 for the premium for Reps & Warranties insurance coverage, $18 for the underwriting fee related to the Reps and Warranties insurance coverage, and $13 for reimbursement to Cortina for 50% of Cortina’s audit fees. These payments were partially offset by a credit to the Company of $990 reserved for integration expenses.  Pursuant to the agreement these costs were originally assumed by the seller but the Company is making the payment.

(4)

Working capital adjustment pursuant to the Agreement represents a purchase price credit due to the difference between working capital available at the time of signing the Asset Purchase Agreement and the time of Closing.

(5)	Cash payment made for expenses paid by the Seller for services pertaining to periods after closing.
(6)

Bank and legal fees related to the Seventh Amendment to the Credit Facility with CNB which have been deferred and will be amortized as interest expense over five years which is equal to the duration of the delayed draw term loan.

(B)	Represents an adjustment to eliminate fixed assets not acquired.
(C)

The following represents the excess of the preliminary purchase price for the acquisition over the amounts assigned to assets acquired and liabilities assumed based on their estimated fair values and any acquired identifiable intangible assets.

Cash consideration (1)	$35,808
Shares issued at closing (2)	8,952
Estimated accrued liability for earnouts (3)	13,800
Elimination of fixed assets (4)	30
Elimination of security deposits (5)	34
Elimination of liability for Cortina’s equity appreciation plan (6)	(195)
Closing cash target (7)	(739)
Elimination of Cortina Partners’ Capital (8)	(2,059)
Customer relationships (9)	(21,500)
$34,131

(1)	See footnote (A)(2).
(2)	Represents the fair value of equity consideration in the form of the issuance and delivery of 662,713 Class B Units of SLP to the Cortina principals at Closing.
(3)

Preliminary fair value of contingent consideration pursuant to the terms of the Asset Purchase Agreement whereby the sellers of Cortina are potentially entitled to two retention payments and one growth payment contingent upon the achievement of various revenue targets.

The first retention payment, due if revenue for the 12-month period from July 1, 2020 to June 30, 2021 is greater than or equal to 95% of the acquired revenue of $13,027, is equal to $3,370.  If revenue for the period is equal to 75% or less of the acquired revenue, there is no first retention payment, and if revenue for the period is between 75% and 95%, the first retention payment will be determined using linear interpolation between $0 and $3,370.

The second retention payment is based on revenue for the 12-month period from July 1, 2021 to June 30, 2022, with a revenue threshold between 85% and 105% of acquired revenue and a maximum retention payment of $5,617.  If revenue for the period is equal to 85% or less of the acquired revenue, there is no second retention payment, and if revenue for the period is between 85% and 105%, the second retention payment will be determined using linear interpolation between $0 and $5,617.

The growth payment is based on revenue for the 12-month period from July 1, 2022 to June 30, 2023, with a revenue threshold between 95% and 140% of acquired revenue and a maximum payment of $17,222.  If revenue for the period is equal to 95% or less of the acquired revenue, there is no growth payment, and if revenue for the period is between 95% and 140%, the growth payment will be determined using linear interpolation between $0 and $17,222.

(4)	See footnote (B).
(5)	Represents an adjustment to eliminate security deposits not acquired.
(6)	Represents an adjustment for the accrual for Cortina’s Equity Appreciation Plan which was not assumed as part of the acquisition.
(7)	See footnote (A)(4).
(8)	Elimination of Cortina’s partners’ capital.
(9)

Preliminary purchase price allocation for identifiable, finite-lived intangible assets. The identified intangible assets are customer relationships which were determined to play a key role in driving Cortina's revenue.

(D)

Represents the rent adjustment due to the adoption of the new lease accounting standard, which requires lessees to recognize leases on the balance sheet and disclose key information about related leasing arrangements.

(E)	See footnote (C)(9).
(F)	Represents the following adjustments:

Cash payment for prepaid expenses (1)	$278
CNB deferred financing fees (2)	128
Reps and Warranties insurance (3)	144
Adjustment for security deposits (4)	(34)
Deferred tax asset adjustments (5)	2,756
Lease accounting adjustment (6)	(7)
$3,265

(1)	Cash payment made for expenses paid by the Seller for services pertaining to periods after closing.
(2)	See footnote (A)(6).
(3)	See footnote (A)(3).
(4)	Represents and adjustment for security deposits not acquired as part of the acquisition.
(5)	Represents deferred tax asset adjustments due to the Cortina acquisition.

Statutory tax rates were applied, as appropriate, to each pro forma adjustment based on the jurisdiction in which the adjustment is expected to occur. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors. The unaudited pro forma statement of financial condition gives effect to the acquisition, as if it had occurred on June 30, 2019, and reflects the U.S. corporate tax rate of 21%.

Excluded from the pro forma adjustments are potentially material tax adjustments related to non-recurring transaction-related expenses.  If these potentially material tax adjustments were included in the pro forma tax adjustments, pre-acquisition deferred tax assets would be reduced by $179 and liabilities related to the Tax Receivable Agreement (“TRA”) would be reduced by $219.

(6)	See footnote (D).
(G)	Represents the following adjustments:

Estimated accrued liability for earnouts (1)	$13,800
Integration expenses withholding adjustment (2)	990
$14,790

(1)	See footnote (C)(3).
(2)	See footnote (A)(3).
(H)	Represents an adjustment for the accrual for Cortina's Equity Appreciation Plan which was not assumed as part of the acquisition.
(I)	Cash inflow from entering into the Seventh Amendment to the Credit Facility with City National Bank on July 1, 2019.
(J)	Represents equity consideration in the form of the issuance and delivery of 662,713 Class B Units in SLP at par value on July 1, 2019.
(K)	Represents the effect on retained earnings for Silvercrest’s share of the following expenses:

Escrow agent fee	$(2)
Cortina audit fee reimbursement	(8)
Reps and Warranties coverage underwriter’s fee	(10)
Success fee to the Company’s investment banker	(550)
$(570)

The allocation of 61.1% of the above expenses was determined as follows:

Class A shares of common stock outstanding as of June 30, 2019	8,623,720	61.1%
Pro forma Class B units outstanding as of June 30, 2019	5,495,552	38.9%
Total	14,119,272	100.0%

(L)	Elimination of Cortina's partners' capital.
(M)	The following are pro forma adjustments to non-controlling interests:

Issuance of Class B units	$8,944
Escrow agent fee	(1)
Cortina audit fee reimbursement	(5)
Reps and Warranties coverage underwriter’s fee	(7)
Success fee to the Company’s investment banker	(350)
$8,581

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

	Silvercrest Asset Management Group Inc.	Cortina Asset Management Group, LLC	Pro Forma	Pro Forma	Silvercrest Asset Management Group Inc. Consolidated
	Historical	Historical	Adjustments (1)	Note	Pro Forma
Revenue
Management and advisory fees	$44,468	$6,324	$(131)	(A)	$50,661
Performance fees and allocations	—	—	—		—
Family office services	2,001	—	—		2,001
Total revenue	46,469	6,324	(131)		52,662
Expenses
Compensation and benefits	27,381	2,810	(145)	(B)	30,046
General and administrative	10,659	958	1,583	(C)	13,200
Total expenses	38,040	3,768	1,438		43,246
Income before other income (expense), net	8,429	2,556	(1,569)		9,416
Other income (expense), net
Other income (expense), net	15	(3)	—		12
Interest income	149	4	—		153
Interest expense	(16)	—	(466)	(D)	(482)
Total Other income (expense), net	148	1	(466)		(317)
Income before provision for income taxes	8,577	2,557	(2,035)		9,099
Provision for income taxes	2,181	—	(56)	(E)	2,125
Net income	6,396	2,557	(1,979)		6,974
Less: net income attributable to non- controlling interests	(2,823)	(497)	767	(F)	(2,553)
Net income attributable to Silvercrest	$3,573	$2,060	$(1,212)		$4,421

Net income per share:
Basic	$0.42			(G)	$0.52
Diluted	$0.42			(G)	$0.52

Weighted average shares outstanding:
Basic	8,552,017				8,552,017
Diluted	8,555,181				8,555,181

Pro Forma Notes:

(A)

Includes $73 of contra-revenue related to the Cortina Funds and $204 related to Cortina’s New York City operation neither of which were acquired by the Company and were closed in 2019 prior to the acquisition.

(B)

Represents $129 in compensation related to Cortina employees that did not become employees of the Company. In addition, $16 related to Cortina's Equity Appreciation Plan which was not assumed as part of the acquisition.

(C)

Includes $717 of amortization of finite-life intangible assets based on the preliminary fair value of $21,500 for acquired customer relationships that are being amortized over a fifteen-year period, $2 for the Escrow Agent fee, a $900 success fee to the Company’s investment banking firm, $18 for the underwriting fee related to the Reps and Warranties insurance coverage, and $13 for reimbursement to Cortina for 50% of Cortina’s audit fees. Also included is the elimination of $8 of Cortina expenses related to Cortina’s funds and $59 related to Cortina's New York City operation which was not acquired by the Company and was closed in 2019 by Cortina prior to the acquisition.

(D)

Represents $13 in deferred financing fees and $453 in interest expense on the incremental debt incurred as a result of the acquisition. The Company entered into the Seventh Amendment to the Credit Facility with City National Bank ("CNB") whereby the delayed draw term loan credit facility was increased y by $18,000 to $25,500. Additionally, the revolving credit facility was increased by $2,500 to $10,000. The Base Rate Margin and LIBOR Rate Margin were each decreased by 0.25 percentage points to 0.25 percentage points and 2.75 percentage points, respectively. At closing on 7/1/2019, the Company entered into a 30-day LIBOR contract at a rate of 5.1875 percent.

(E)	Represents the income tax effects related to the pro forma adjustments. Below are the key components of the pro forma income tax provision adjustment:

Corporate current tax expense adjustment	$(174)
Corporate deferred tax expense adjustment	93
SLP current tax expense adjustment	17
SLP deferred tax expense adjustment	8
$(56)

Changes to current tax expense are primarily the result of increased profitability and changes to deferred tax expense are primarily the result of differences in the financial statement and tax bases of intangible assets as a result of the Cortina acquisition.

Statutory tax rates were applied, as appropriate, to each pro forma adjustment based on the jurisdiction in which the adjustment is expected to occur. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.  The pro forma adjustments to the income tax provision (benefit) in the unaudited pro forma statement of operations reflect that the deferred tax impacts of the acquisition were recorded at the U.S. corporate tax rate of 21%.

(F)	Represents the portion of the pro forma adjustments that are attributable to the Class B unitholders or non-controlling interests of Silvercrest L.P.

Effect of pro forma adjustments to income before provision for income taxes	$(2,035)
Pro forma Class B units portion of total outstanding shares (1)	38.9%
Pro forma adjustments effect on non-controlling interest income before provision for income taxes	(792)
Pro forma non-controlling portion of provision for income taxes	25
Pro forma effect on net income attributable to non- controlling interests	$(767)

(1)	See Note (K) to the Unaudited Pro Forma Consolidated Statement of Financial Condition as of June 30, 2019.

(G)	The pro forma basic and diluted net income per Class A share is as follows:

	Basic	Diluted
Pro forma net income attributable to Silvercrest	$4,421	$4,421
Weighted average common shares outstanding	8,552,017	8,555,181
Pro forma net income per share	$0.52	$0.52